EXHIBIT 10(e)




                      EVELYN F. SMALLS EMPLOYMENT AGREEMENT




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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT made as of this 13th day of June, 2000 between United Bank of Philadelphia, a bank organized and incorporated under the laws of the Commonwealth of Pennsylvania, with offices at 300 North Third Street, Philadelphia, Pennsylvania 19106 (the "Bank") and Evelyn Smalls (the "Employee").

                                  WITNESSETH:

     WHEREAS, the Bank is a Pennsylvania bank, incorporated on September 17, 1990 as a Pennsylvania-chartered commercial bank; and

     WHEREAS, the Bank would like to employ the Employee as President of the Bank; and

     WHEREAS, the parties desire to provide for such employment of the Employee in accordance with the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                            EMPLOYMENT AGREEMENT WITH
                                  EVELYN SMALLS
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     1. Duties and Term.

          a. The Bank hereby employs the Employee to serve in the capacity of President of the Bank and, in such capacity, to be responsible for the day-to-day operations and overall management of the Bank, promote the Bank in the minority community and with the public in general and such additional activities as will promote the profitability and growth of the Bank or as shall be assigned by the Board of Directors. The Employee will perform such other duties of a managerial or executive nature consistent with her title as are from time to time determined by the Board. The Employee agrees to be so employed by Bank and shall devote her best efforts and all of her business time to the performance of her duties hereunder.

          b. The term of the Employee's employment hereunder shall commence upon the date of the execution of this Agreement and shall continue until the second anniversary of this date (the "Original Term"); provided, however, that employment may be terminated earlier in the event that: (i) any governmental or other approvals necessary for the Employee to fill this role cannot be obtained or (ii) the Bank terminates the Employee pursuant to Paragraph 4 of this Agreement.

          c. This Agreement shall be subject to renewal upon agreement of the parties at any time during the Original Term (any period of employment after the Original Term shall be referred to as a "Renewal Term."



                            EMPLOYMENT AGREEMENT WITH
                                  EVELYN SMALLS
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     2. Compensation.

          a. Salary. During the first year of the Original Term, the Bank shall pay the Employee an annual salary of $135,000 payable in equal bi-weekly installments or as the parties otherwise agree. Thereafter the Employee's annual salary shall be such as is mutually determined by the Employee and the Board of Directors of the Bank, but in no event shall be less than the Employee's salary during the previous year of the Original Term. The
     Employee's annual salary during any Renewal Term shall be the subject of mutual agreement between the Employee and the Bank but shall not be less than the Employee's salary during the previous year of the Employment Term.

          b. Additional Compensation. The Employee shall have the opportunity to receive an annual cash bonus (the "Annual Bonus"), which shall be divided into two tiers: the initial cash bonus (the "Initial Cash Bonus"), equal up to 12% of the Employee's Base Salary, and the additional cash bonus (the "Additional Cash Bonus"), which shall be equal to 12(degree)/a of the Employee's Base Salary. Both the Initial Cash Bonus and the Additional Cash Bonus shall be based upon separate financial performance targets for each fiscal year, or, in the case of the 2000 fiscal year, the last six months of operation (the "Performance Targets"). The Performance Targets shall be determined as follows:



                            EMPLOYMENT AGREEMENT WITH
                                  EVELYN SMALLS
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               (i) The  target  financial  performance  on which the  Employee's
          Initial Cash Bonus will be based (the "Initial Cash Bonus Target") shall be equal to the annual EBITDA target for the Bank for that fiscal year as set forth in the Bank's budget. However, for the 2000 fiscal year, the Initial Cash Bonus Target shall be break-even for the last six months of the fiscal year.

               (ii) The target financial performance on which the Employee's Additional Cash Bonus will be based (the "Additional Cash Bonus
          Target") shall be equal to the sum of (x) the Initial Cash Bonus Target and (y) the product of the Initial Cash Bonus Target multiplied by 8 percent. However, the Additional Cash Bonus Target for 2000 shall be the target EBITDA of the Bank as set forth in the Bank's budget. c. Fringe benefits. During the Employment Term, the Bank, at its expense, shall provide to the Employee health, disability, life and other insurance benefits. During the Employment Term, the Employee shall be entitled to receive benefits under employee benefit, retirement, pension profit-sharing, deferred compensation, long-term incentive, stock option, restricted stock, phantom stock or other similar plans that may be established at the sole discretion of the Board of Directors of the Bank.

                            EMPLOYMENT AGREEMENT WITH
                                  EVELYN SMALLS
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          d. Insurance.  The Employee shall be a beneficiary of the Bank's group health and disability insurance. During the period of employment, the Bank, at its sole expense, will provide the Employee with term life insurance coverage in the amount of two times the salary identified in Section 2(a) hereof. The policy shall be owned by the Employee who shall have all incidents of ownership of the policy, including, without limitation, the right to name the beneficiary thereof.

          e. Vacation. During each calendar year during the Employment Term, the Employee shall be entitled to take four weeks vacation at such times as the Employee and the Bank mutually agree. Such agreement shall not be unreasonably with-held. Employees vacation shall vest according to vesting schedule contained in the Bank's Employee manual.

          f. Reimbursement of Expenses. The Employee shall be reimbursed for all items of travel, entertainment and other expense reasonably incurred by her on behalf of the Bank upon presentation to the Bank of vouchers representing such items of expense. Such expenses shall include the cost of leasing an automobile for the Employee and the cost of insurance on such
     automobile  up  to  a  maximum   amount  of  $500  per  month.

          g. Entire Compensation. The compensation provided for herein, and any additional compensation made available to the Employee in the discretion of the Board of Directors of the Bank, is in full payment of the services to be rendered by the Employee to the Bank.




                            EMPLOYMENT AGREEMENT WITH
                                  EVELYN SMALLS
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     3. Death or Total Disability of the Employ

          i. Death. In the event of the death of the Employee during the Employment Term, this Agreement shall terminate effective as of the date of the Employee's death, and the Bank shall not have any further obligations or liability hereunder, except as set forth in Section 5 hereof.

               b. Total Disability. In the event of the Total Disability, as that term is defined in this Section 3(b), of the Employee for a period of 90 consecutive days during the Employment Term, the Bank shall have the right to terminate the Employee's employment hereunder after such 90 consecutive days of Total Disability by giving the Employee 30 days' written notice thereof and, upon expiration of such 30-day period, this Agreement shall terminate and the Bank shall not have any further obligations or liability hereunder, except as set forth in Section 5 hereof. The Term "Total Disability", as used in this Section 3(b), shall mean a mental, emotional or physical injury, illness or incapacity which, in the reasonable opinion of the Bank, renders the Employee unable to perform the principal duties, functions and responsibilities required of him hereunder.

          4. Discharge for Cause. The Bank may immediately discharge the Employee and terminate her employment hereunder for the following reasons:
     (i) habitual intoxication; (ii) drug addiction; (iii) conviction of a felony during the Employment Term; (iv) adjudication as an incompetent or
     (v) the Employee's willful breach or habitual neglect of her duties or obligations as set forth herein. Upon receipt of such notice by the Employee, in the case of clauses (i), (ii), (iii), and (iv) and in the




                            EMPLOYMENT AGREEMENT WITH
                                  EVELYN SMALLS
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case of clause (v) upon the expiration of a 30-day cure period, this Agreement shall terminate and the Bank shall not have any further obligations or liability hereunder, other than as set forth in Section 5 hereof.


     5.  Obligations  of the Bank Upon  Termination.  Upon  Termination  of this
Agreement, the Bank shall not have any further obligations or liability hereunder, other than reimbursement of expenses pursuant to Section 2(d) hereof, except to pay to the Employee the unpaid portion, if any, of the Employee's salary accrued for the period up to the date of termination and payable to the Employee pursuant to Section 2(a) hereof.

     6. Amendments. Any amendment to this Agreement shall be made only by written agreement signed by the parties hereto.

     7. Construction. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     8. Assignment. The rights and obligations of the Bank under this Agreement may not be assigned by the Bank without the prior written consent of the Employee.

     9. Notices. All notices, consents and other communications to be given hereunder shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses set forth in the first paragraph of this Agreement. Any party may from time to time change its address for purposes of notices to that party by notice specifying a new address, but no change shall be deemed to have been given until it is actually received by the party to whom the notice is being given.



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                                  EVELYN SMALLS
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     IN WITNESS WHEREOF, this Agreement has been executed by the Bank and by the
Employee as of the day and year first above written.



UNITED BANK OF PHILADELPHIA

BY:  /s/  James F. Bodine
     --------------------------------
          Co-Chairman of the Board


/s/   Evelyn Smalls
-------------------------------------
      Evelyn Smalls



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                                  EVELYN SMALLS
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